NEWS RELEASE

          For further information contact:
          Greg Rosenstein                                       Cathy Green
          Manager of Investor Relations             Chief Financial Officer
          (318) 234-4590                                     (318) 234-4590
          __________________________________________________________________
          FOR IMMEDIATE RELEASE
          WEDNESDAY, JULY 10, 1996

                AMERICAN OILFIELD DIVERS ACQUIRES ROV SUPPORT VESSEL;
               COMPANY ANNOUNCES FISCAL YEAR END CHANGE TO DECEMBER 31


               Lafayette,  LA  --  American  Oilfield Divers, Inc. (NASDAQ:
          DIVE) announced today that it has acquired for an undisclosed sum the N/V Northern Surveyor, a 220-ft. dynamically positioned vessel dedicated to supporting work-class remotely operated vehicles (ROVs).

               The vessel, renamed the American Pioneer, can generally work
          in  rougher  seastates  during the winter  months.   It  will  be
          utilized in the Gulf of Mexico market.

               In other Company news, AOD announced that its Board of Directors elected to change the Company's fiscal year end from October 31 to December 31.

               "By changing AOD's fiscal year end to December 31, the Company will report quarterly and annual results on a comparable basis with other public companies in the oil and gas industry," said George C. Yax, AOD's Chairman of the Board, Chief Executive Officer and President.

               AOD will file a transition report on Form 10-Q for the two-month period ended December 31, 1995, on or before August 10, 1996. The Company will report results from its second quarter ended June 30, 1996, and file the resultant 10-Q the week of August 12, 1996.

               American Oilfield Divers, Inc. is a leading provider of diving services subsea products, marine construction and environmental services to the offshore oil and gas industry, primarily in the U.S. Gulf of Mexico, U.S. West Coast, internationally and to certain U.S. inland customers.

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